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                                                                    EXHIBIT 23.8

                          CONSENT OF DIRECTOR NOMINEE

  I hereby consent to the reference to me as a Director Nominee of American Tower Systems Corporation ("ATS") in its Registration Statement on Form S-4 (and all amendments thereto, including related registration statements under Rule 462(b) of the Securities Act of 1933, as amended) for the offering of ATS common stock pursuant to the merger contemplated by the Agreement and Plan of Merger, dated as of December 12, 1997, by and among ATS and American Tower Corporation.


                                             /s/ Fred R. Lummis
                                          -----------------------------------
                                               FRED R. LUMMIS


Dated: February 9, 1998